UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2016

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street
Portland, Oregon	97210-1818
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 8, 2016, James A. Fitzhenry, the President and Chief Executive Officer of Schmitt Industries, Inc. (the “Registrant”), tendered his resignation, effective immediately, as an officer of the Registrant, including any positions held with any of the Registrant’s subsidiaries. Mr. Fitzhenry will retain his position as a director of the Registrant.

A copy of the press release announcing Mr. Fitzhenry’s resignation is furnished as Exhibit 99.1 to this report.

(c)

On January 8, 2016, the Registrant appointed David M. Hudson as its Interim President and Chief Executive Officer, effective immediately.

Mr. Hudson, aged 63, has served as a director of the Registrant since April 2006. He previously served as a director of the Registrant from 1996 to 2003. Mr. Hudson is a private business consultant. Mr. Hudson was the founder and President of Hudson Capital Management, which through a merger became the Crabbe Huson Group. In 1994, he co-founded Coldstream Capital Management, Inc. Mr. Hudson holds a B.S. degree in Mathematics from the University of Oregon.

Mr. Hudson’s compensation for his service as Interim President and Chief Executive Officer has not yet been determined.

A copy of the press release announcing Mr. Hudson’s appointment is furnished as Exhibit 99.1 to this report.

Item 8.01	Other Events.

On January 8, 2016, the Registrant made the decision to reduce the salaries of all members of its senior management team by twenty-five percent (25%), retroactive to January 1, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release entitled “Schmitt Industries Announces Management Changes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

January 11, 2016	By:	/s/ Ann M. Ferguson
	Name:	Ann M. Ferguson
	Title:	Chief Financial Officer and Treasurer